Exhibit 99.1

NEWS RELEASE

Par Petroleum Corporation Announces Name Change to Par Pacific Holdings, Inc.;

William Pate Appointed President and Chief Executive Officer

HOUSTON, October 14, 2015 – Par Petroleum Corporation (NYSE MKT: PARR) (“Par”) today announced that it will change its name to Par Pacific Holdings, Inc. (“Par Pacific”), effective October 20, 2015, to more accurately reflect its growth strategy of building and acquiring market-leading businesses. The company’s ticker symbol, PARR, will remain the same. To further this strategy, Par has appointed current board member William (Bill) Pate as its President and Chief Executive Officer. Par’s current CEO, Joseph Israel, will remain on the Board of Directors of Par Pacific and will be named President and CEO of the refining, marketing and logistics business, which will be renamed Par Petroleum, LLC.

“Bill is exceptionally capable with a proven record of building shareholder value. I have worked closely with him in successfully developing companies for over twenty years. He has been instrumental in establishing the successful entity that Par is today. His extensive experience in the energy space, combined with his expertise in identifying, funding, and developing acquisitions, will help us accelerate our acquisition strategy to take advantage of the current commodity price environment,” said Melvyn (Mel) N. Klein, Chairman of the Board of Directors. “We are delighted Joseph is taking the lead as President of Par Petroleum to specifically focus on enhancing the refining, marketing and logistics piece of our business.”

Commenting on his appointment, Mr. Pate said, “I look forward to working with Joseph and the rest of the Par Pacific management team, who have performed an outstanding job in building our refining, marketing and logistics operation in Hawaii. I am also delighted to be associated with our other holdings including the natural gas development efforts of Piceance Energy, LLC, which continues to produce strong results despite the current commodities price environment.”

Mr. Pate added, “It is an exciting time in the energy and infrastructure space, with ample opportunities for development and growth. Par’s past performance speaks for itself and I plan to expand our existing footprint by developing and acquiring market-leading energy and infrastructure businesses, leveraging our approximately $1.4 billion NOL tax asset and our talented management team and Board of Directors.”

Prior to joining Par, William Pate was the Co-President of Equity Group Investments (“EGI”), the Chicago-based private investment firm founded and led by Sam Zell. Through an affiliate, EGI is the largest shareholder of Par. In his twenty-one years at EGI, Mr. Pate led a team that completed successful investments in many business sectors including energy, power, infrastructure, logistics, chemicals, financial services and health care. Many of these investments included holding companies that had tax attributes and multiple lines of business, similar to Par. Mr. Pate is the former Chairman of the board and a long-time director of Covanta Holding Corporation, an international owner/operator of energy-from-waste and power generation facilities.

ABOUT PAR PETROLEUM CORPORATION

Par Petroleum Corporation, headquartered in Houston, Texas, is a growth-oriented company that manages and maintains interests in energy related assets. Par, through its subsidiaries, owns and operates a 94 Mbpd refinery with related logistics and retail network in Hawaii. Par also transports, markets and distributes crude oil from Western U.S. and Canada to refining hubs in the Midwest, Gulf Coast, East Coast and to Hawaii. In addition, Par owns an equity investment in Piceance Energy, LLC, which has natural gas production and reserves located in the Piceance Basin of Colorado. Par Petroleum Corporation will be renamed Par Pacific Holdings, Inc. on October 20, 2015.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends, and uncertainties. Par cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Par further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

For more information please contact:

Christine Thorp

Director, Investor Relations & Public Affairs

(832) 916-3396

cthorp@ppetrol.com

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